Exhibit 24.1

OMNIBUS POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints C. Jeffrey Jacobs the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, to sign in any and all capacities (including, without limitation, the capacities listed below), Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (the “Registration Statement”), any and all amendments to the Registration Statement and any and all successor registration statements of Teleflex Incorporated (the “Company”) and the guarantors (the “Guarantors”) of which the undersigned is now or hereafter may become an officer, director or other authorized person, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and anything necessary to be done to enable the Company and the Guarantors to comply with the provisions of the Securities Act and all the requirements of the Securities and Exchange Commission, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

This Omnibus Power of Attorney may be signed in more than one counterpart, all of which when taken together, shall be deemed one and the same instrument. If this Omnibus Power of Attorney is executed by less than all of the undersigned, it shall nevertheless be effective with respect to those of the undersigned as shall have executed it.

IN WITNESS WHEREOF, this Power of Attorney has been signed effective as of this 1st  day of June 2011 by the following persons:

[continued and to be signed on the next page]

Signature	Title

Director of:

/s/ Charles E. Williams	Airfoil Technologies International-California, Inc.
Charles E. Williams	Airfoil Technologies International-Ohio, Inc.
Arrow International, Inc.
Arrow International Investment Corp.
Arrow Interventional, Inc.
Arrow Medical Products, Ltd.
Technology Holding Company
Technology Holding Company II
Technology Holding Company III
Teleflex Holding Company II
Teleflex Medical Incorporated
TFX Equities Incorporated
TFX Group LLC
TFX Medical Wire Products, Inc.
TFX North America Inc.
The Stepic Medical Distribution Corporation VasoNova, Inc.

Director of:

/s/ Gregg W. Winter	Airfoil Technologies International-California, Inc.
Gregg W. Winter	Airfoil Technologies International-Ohio, Inc.
Arrow International, Inc.
Arrow International Investment Corp.
Arrow Interventional, Inc.
Arrow Medical Products, Ltd.
Teleflex Holding Company II
Teleflex Medical Incorporated
TFX Group LLC
TFX Medical Wire Products, Inc.
The Stepic Medical Distribution Corporation

Director of:

/s/ Daniel V. Logue	Arrow International Investment Corp.
Daniel V. Logue

Signature	Title

Director of:

/s/ Donald J. Bromley	Technology Holding Company
Donald J. Bromley	Technology Holding Company II
Technology Holding Company III
TFX Equities Incorporated

Director of:

/s/ Christopher C. Jones	Technology Holding Company
Christopher C. Jones	Technology Holding Company II
Technology Holding Company III
TFX Equities Incorporated

Director of:

/s/ Arthur E.M. Jones	TFX International Corporation
Arthur E.M. Jones	TFX North America Inc.

Director of:

/s/ Don P. Dunstan	TFX International Corporation
Don P. Dunstan